Exhibit 99.1

Contact:
Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) UPDATES FISCAL 2015 FINANCIAL GUIDANCE

Fourth-Quarter Conference Call to be Webcast on February 18, 2016

BOSTON, January 22, 2016 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced updated financial guidance for its fiscal year ended January 2, 2016.

Based on preliminary unaudited financial data and subject to the final closing of the Company’s books, for the full 2015 fiscal year, CRA expects non-GAAP revenue in the range of $305 million to $307 million and non-GAAP Adjusted EBITDA margin between 15.6% and 16.0%, each as determined on a constant currency basis relative to fiscal 2014. This non-GAAP revenue and Adjusted EBITDA margin, if determined without the constant currency assumption, would be lower by approximately $6.3 million and 15 basis points, respectively. This updated guidance compares with CRA’s previous full-year fiscal 2015 guidance of non-GAAP revenue in the range of $312 million to $320 million and non-GAAP Adjusted EBITDA margin between 16.3% to 16.7%, each as determined on a constant currency basis relative to fiscal 2014.

“The integration of nearly 100 new consultants who arrived during the second half of the year — against a year-end headcount of 511 — was the primary contributor to lower than expected companywide utilization of 68% for the fourth quarter of fiscal 2015,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Our integration efforts continue, and we are seeing improved productivity from our new colleagues. For example, individuals who joined CRA since July have improved their utilization from approximately 40% in the month of August to 65% in the month of December. We look for this trend to continue as we seek to return to target levels of companywide utilization in the low-to-mid 70s.”

“Assisting the productivity improvements of our new colleagues is the continued growth in project lead flow and new project originations,” Maleh continued. “For fiscal 2015, average weekly project lead flow and new project originations each increased compared with fiscal 2014 by approximately 4%. More recent metrics indicate greater strength, with project lead flow and new project originations for the second half of 2015 growing approximately 6% and 7%, respectively, compared with the second half of fiscal 2014. While the timing and size of these new projects cannot be determined in advance, CRA’s business fundamentals and strategy position the firm for growth.”

Fourth-Quarter and Fiscal 2015 Results Conference Call to be Webcast on February 18, 2016

CRA’s preliminary and unaudited financial data reported in this news release are estimates and remain subject to the final closing of the Company’s books. The Company expects to report its full financial results for the fourth quarter and fiscal year ended January 2, 2016 on February 18, 2016.

In conjunction with releasing its financial results, CRA plans to webcast a conference call at 10:00 a.m. ET that day. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company also provides non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the results of the Company’s NeuCo subsidiary (as was done from the non-GAAP results presented in this press release), and including a presentation of Adjusted EBITDA, is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. In calculating “Adjusted EBITDA” from income (loss) from operations, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Finally, the Company also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results and provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates. The Company has presented in this press release its guidance regarding fiscal 2015 non-GAAP revenue and Adjusted EBITDA on a constant currency basis relative to fiscal 2014.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including statements regarding the continuation of any trend or growth identified in this press release or our being positioned for growth, or containing any guidance regarding our future and preliminary statements of historical revenues, profits or other financial measures, including our 2015 non-GAAP revenue and non-GAAP Adjusted EBITDA margin, and statements using the terms “expect,” “position,” “anticipate,” “believe,” “seek,” “target” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2015 on a constant currency basis relative to fiscal 2014 could differ materially from the updated guidance presented herein as a result of, among other things, year-end adjustments and the results of our fiscal 2015 audit, which is not yet complete. In addition, information contained in forward-looking statements made in this press release is inherently uncertain, and our actual performance and results may differ materially from the performance and results contained in or implied by these forward-looking statements due to many important factors. These factors include, but are not limited to: the loss of key employee consultants or non-employee experts; their failure to generate engagements for us; our inability to timely attract or hire qualified consultants or to integrate and utilize existing consultants and personnel; the unpredictable nature and risk of litigation-related projects; dependence on the growth of our management consulting practice; the change in demand for our services; the potential loss of clients; changes in the law that affect our practice areas; global economic conditions; foreign exchange rate fluctuations; intense competition; our restructuring costs and attributable annual cost savings; changes in our effective tax rate; share dilution from our stock-based compensation; integration and generation of existing and new clients; unanticipated expenses and liabilities; the risk of impairment write downs to our intangible assets, including goodwill; risks associated with acquisitions (past, present and future); risks inherent in international operations; changes in accounting standards, rules and regulations; integration and management of new offices; the ability of clients to terminate engagements with us on short notice; our ability to collect on forgivable loans should any become due; general economic conditions; and professional and other legal liability. Further information on these and other potential factors that could affect our future business, operating results and financial condition is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, financial, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.